TOUCHSTONE STRATEGIC TRUST

AMENDMENT TO RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned hereby certifies that she is a duly elected officer of Touchstone Strategic Trust (the “Trust”) and pursuant to Sections 4.2, 5.1 and 7.3 of the Trust’s Restated Agreement and Declaration of Trust dated May 19, 1993, as amended, the Trustees at a meeting on November 17, 2011 at which a quorum was present, unanimously adopted the following resolutions:

“WHEREAS, Section 4.2 of the Restated Agreement and Declaration of Trust dated May 19, 1993, as amended (the ‘Declaration’) grants the Trustees the power to determine the relative rights and preferences of any further series that may from time to time be established and designated by the Trustees at the time of establishing and designating the series or sub-series without the vote or consent of Shareholders;

NOW THEREFORE, the Trustees do hereby amend the Declaration, effective as of November 17, 2011, by adding the following language to Section 4.2(d) (underscored text represents changed text):

(d)  Liquidation.  In event of the liquidation or dissolution of the Trust, the Shareholders of each Series that has been established and designated shall be entitled to receive, as a Series, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities belonging to that Series.  The assets so distributable to the Shareholders of any particular Series shall be distributed among such Shareholders in proportion to the number of Shares of that Series held by them and recorded on the books of the Trust.  The liquidation of any particular Series may be authorized by vote of a majority of the Trustees then in office subject to the approval of a majority of the outstanding voting Shares of that Series, as defined in the 1940 Act; provided however, that with respect to any Series created on or after November 17, 2011, the liquidation may be authorized by vote of a majority of the Trustees then in Office without the approval or consent of Shareholders.

NOW THEREFORE, the Trustees do hereby amend the Declaration, effective as of November 17, 2011, by adding the following language to Section 5.1 (underscored text represents changed text):

Section 5.1 Voting Powers.  (a) The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 3.1, (ii) with respect to any contract with a Contracting Party as provided in Section 3.3 as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Series to the extent and as provided in Sections 7.1 and 7.2, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 7.3, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable.  There shall be no cumulative voting in the election of any Trustee or Trustees.  Shares may be voted in person or by proxy.  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of  them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.  Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by Shareholders.

(b) With respect to any Series created on or after November 17, 2011, the Shareholders shall have the right to vote only: (i) for the election or removal of Trustees as provided in Section 3.1; (ii) with respect to such additional matters relating to the Trust as may be required by applicable provisions of law, including the 1940 Act; and (iii) on such other matters as the Trustees may consider necessary or desirable.  There shall be no cumulative voting in the election of any Trustee or Trustees.  Shares may be voted in person or by proxy.

A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.  Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by Shareholders.”

The undersigned certifies that the actions to effect the foregoing Amendment were duly taken in the manner provided by the Declaration and that the resolutions became effective November 17, 2011.

The undersigned certifies that she is causing this Certificate to be signed and filed as provided in Section 7.4 of the Declaration.

WITNESS my hand this 28th day of November 2011.

 /s/ Jill T. McGruder__
         Jill T. McGruder
         President

TOUCHSTONE STRATEGIC TRUST

AMENDMENT TO RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned hereby certifies that she is a duly elected officer of Touchstone Strategic Trust (the “Trust”) and pursuant to Sections 4.2 and 5.1 of the Trust’s Restated Agreement and Declaration of Trust (“Declaration”) dated May 19, 1993, as amended, the Trustees at a meeting on November 17, 2011 at which a quorum was present, unanimously adopted the following resolutions:

“WHEREAS, at a Meeting on August 18, 2011, the Trustees approved the preparation and filing of an amendment to Touchstone Strategic Trust’s Registration Statement on Form N-1A for the purpose of registering shares of Touchstone Strategic Trust;

WHEREAS, the amendment to the Registration Statement on Form N-1A was filed for the purpose of registering shares of beneficial interest of the following funds: ‘Touchstone Dynamic Equity Fund,’ ‘Touchstone Emerging Growth Fund,’ ‘Touchstone International Equity Fund,’ ‘Touchstone Conservative Allocation Fund,’ ‘Touchstone Balanced Allocation Fund,’ ‘Touchstone Moderate Growth Allocation Fund,’ ‘Touchstone Growth Allocation Fund,’ ‘Touchstone US Long/Short Fund,’ ‘Touchstone Value Fund,’ ‘Touchstone International Small Cap Fund,’ ‘Touchstone Capital Growth Fund,’ ‘Touchstone Mid Cap Value Opportunities Fund,’ ‘Touchstone Small Cap Value Opportunities Fund’ and ‘Touchstone Focused Fund;’

WHEREAS, Section 5.1 of the Restated Agreement and Declaration of Trust dated May 19, 1993, as amended (the ‘Declaration’) states ‘Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by Shareholders;’

WHEREAS, shares of the above referenced funds have not been issued;

NOW THEREFORE, BE IT

RESOLVED, that new series of shares of Touchstone Strategic Trust (the ‘Trust’) be, and they hereby are, established and that such new series be, and they hereby are, designated the ‘Touchstone Dynamic Equity Fund,’ ‘Touchstone Emerging Growth Fund,’ ‘Touchstone International Equity Fund,’ ‘Touchstone Conservative Allocation Fund,’ ‘Touchstone Balanced Allocation Fund,’ ‘Touchstone Moderate Growth Allocation Fund,’ ‘Touchstone Growth Allocation Fund,’ ‘Touchstone US Long/Short Fund,’ ‘Touchstone Value Fund,’ ‘Touchstone International Small Cap Fund,’ ‘Touchstone Capital Growth Fund,’ ‘Touchstone Mid Cap Value Opportunities Fund,’ ‘Touchstone Small Cap Value Opportunities Fund’ and ‘Touchstone Focused Fund’ (each a ‘Fund’ and collectively, the ‘Funds’); and

FURTHER RESOLVED, that the shares of beneficial interest of each Fund be, and they hereby are, established, each with an indefinite number of shares, designated as Class A shares, Class C shares, Class Y shares and Institutional shares; and it is

FURTHER RESOLVED, that the relative rights and preferences of each Fund shall be those rights and preferences set forth in Section 4.2 of the Trust’s Declaration; and

FURTHER RESOLVED, that when any of the Class A shares, Class C shares, Class Y shares and Institutional shares of each Fund shall have been so issued and sold, they shall be deemed to be validly issued, fully paid and nonassessable by the Trust; and

FURTHER RESOLVED, that the Trust be, and it hereby is, authorized to issue and sell shares of each Fund from time to time at its respective price per share of not less than the respective net asset value thereof; and

FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized and empowered to take any and all actions and to execute any and all documents and instruments, which they or any one of them in his sole discretion deem necessary, appropriate or desirable to implement the foregoing resolutions; and

FURTHER RESOLVED, that all actions previously taken by any officer the Trust, in the name and on behalf of the Trust in connection with the foregoing resolutions are hereby adopted, ratified, confirmed and approved in all respects.”

The undersigned certifies that the actions to effect the foregoing Amendment were duly taken in the manner provided by the Declaration and that the resolutions became effective November 17, 2011.

The undersigned certifies that she is causing this Certificate to be signed and filed as provided in Section 7.4 of the Declaration.

WITNESS my hand this 28th day of November 2011.

 /s/ Jill T. McGruder
         Jill T. McGruder
         President